Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES FIRST QUARTER RESULTS AND RECORD WATER SEGMENT REVENUES
Earnings Call to be held 7:30 am CT on Thursday, May 9, 2024
DALLAS, TX (May 8, 2024) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or “TPL”) today announced its financial and operating results for the first quarter of 2024.
First Quarter 2024 Highlights
•The Company announces today the development of a new energy-efficient method of produced water desalination and treatment. The Company has successfully conducted a technology pilot and is progressing towards the construction of a larger test facility with an initial capacity of 10,000 barrels of produced water per day.

•Three-for-one stock split effective March 26, 2024

•Net income of $114.4 million, or $4.97 per share (diluted)

•Revenues of $174.1 million, including record water segment revenues of $62.7 million

•Adjusted EBITDA(1) of $152.0 million

•Free cash flow (1) of $114.5 million

•Royalty production of 24.8 thousand barrels of oil equivalent (“Boe”) per day

•$10.3 million of common stock repurchases

•Quarterly cash dividend of $1.17 per share paid on March 15, 2024 as adjusted for the three-for-one stock split

•As of March 31, 2024, TPL’s royalty acreage had an estimated 5.1 net well permits, 10.3 net drilled but uncompleted wells, 2.2 net completed wells, and 70.2 net producing wells. Net producing wells added during the quarter had an average lateral length of approximately 9,529 ft.

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“Driven by the continued strength of our surface-derived cash flows, our first quarter 2024 results are a great start to the year,” said Tyler Glover, Chief Executive Officer of the Company. “Water Sales, Produced Water Royalties, and Easements and Other Surface-Related Income each generated significant sequential quarter-over-quarter revenue growth, with their aggregate revenue contribution increasing 19% during the period. Each of these revenue streams is derived from the efforts of our dedicated team of employees who have worked diligently to take our ownership of raw surface acreage and commercialize it into sizable cash flows. Activity in the Permian remains robust, and TPL is well-positioned to capture revenues from supportive fundamentals across multiple elements of oil and gas development. We continue to make strategic investments in people, technology, and assets as we seek to extract maximum value from our legacy asset base while also exploiting unique opportunities where we have considerable advantages.

“We are also excited to announce today our progress with developing innovative solutions for produced water in the Permian Basin. Over the last few years, we have been working with a leading industrial technology and manufacturing firm to develop an energy-efficient desalination and treatment process and associated equipment that can recycle produced water into fresh water with quality standards appropriate for surface discharge and beneficial reuse. With the Permian generating approximately 18 million barrels of produced water per day, this technology would provide an attractive and critical alternative to subsurface injection. TPL has successfully tested a pilot program in our research and development lab, and we are now working towards the next phase of constructing a facility with an initial capacity of 10,000 barrels of water per day. TPL filed an application patent for the desalination and treatment process and has secured exclusive use-rights for the equipment towards produced water applications. We are also in commercial discussions with blue-chip oil and gas upstream operators as we look to provide critical, technology driven solutions while also optimizing TPL’s economic interests and limiting capital expense. In addition, TPL continues to make significant progress with beneficial reuse initiatives.”

Financial Results for the First Quarter of 2024 - Sequential

The Company reported net income of $114.4 million for the first quarter of 2024 compared to net income of $113.1 million for the fourth quarter of 2023.

Total revenues for the first quarter of 2024 were $174.1 million compared to $166.7 million for the fourth quarter of 2023. The increase in revenue was principally due to an increase of $10.7 million in water sales. The growth in water sales is principally due to an increase of 31.3% in water sales volumes for the first quarter of 2024 compared to the fourth quarter of 2023. Oil and gas royalty revenue decreased $6.6 million principally due to lower production volumes in the first quarter of 2024 compared to the fourth quarter of 2023. The Company’s share of production was 24.8 thousand Boe per day for the first quarter of 2024 versus 26.3 thousand Boe per day for the fourth quarter of 2023. The average realized price was $42.71 per Boe in the first quarter of 2024 versus $42.81 per Boe in the fourth quarter of 2023. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers.

Total operating expenses were $38.1 million for the first quarter of 2024 compared to $32.8 million for the fourth quarter of 2023. The change in operating expenses is principally related to an increase in salaries and related employee expenses resulting from regular annual market compensation adjustments for employees and higher water service-related expenses related to the growth in water sales.

Financial Results for the First Quarter of 2024 - Year Over Year

Total revenues for the first quarter of 2024 were $174.1 million compared to $146.4 million for the first quarter of 2023. All revenue streams increased year over year with the $15.4 million increase in water sales being the biggest contributor. The growth in water sales is principally due to an increase of 51.3% in water sales volumes. Oil and gas royalty revenue increased $3.0 million due to higher production volumes in the first quarter of 2024 compared to the first quarter of 2023. Oil and gas royalty revenue for the first quarter of 2023 included an $8.7 million settlement with an operator with respect to unpaid oil and gas royalties for older production periods. Excluding the $8.7 million settlement, oil and gas royalties increased $11.7 million principally due to higher production volumes in the first quarter of 2024. The Company’s share of production was 24.8 thousand Boe per day for the first quarter of 2024 versus 20.9 thousand Boe per day for the first quarter of 2023. The average realized price was $42.71 per Boe in the first quarter of 2024 versus $44.76 per Boe in the first quarter of 2023. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers.

Total operating expenses were $38.1 million for the first quarter of 2024 compared to $41.4 million for the first quarter of 2023. The change in operating expenses is principally related to a decrease in legal and professional fees during the first quarter of 2024 compared to the first quarter of 2023, partially offset by higher water service-related expenses due to the 51.3% increase in water sales volumes.

Quarterly Dividend Declared

On May 6, 2024, the Company's Board of Directors (the "Board") declared a quarterly cash dividend of $1.17 per share, payable on June 17, 2024 to stockholders of record at the close of business on June 3, 2024.

Board of Directors Formalize Strategic Acquisition Committee

On May 6, 2024, the Board formalized the Strategic Acquisitions Committee as a standing committee of the Board and has appointed the following Board members to serve on the committee: Karl F. Kurz (Chair), Murray Stahl, Robert Roosa and Barbara J. Duganier.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, May 9, 2024 at 7:30 a.m. Central Time to discuss first quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at http://www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13745172. The telephone replay will be available starting shortly after the call through May 23, 2024.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 868,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at http://www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL are also more fully discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You can access TPL’s filings with the Securities and Exchange Commission (“SEC”) through the SEC's website at http://www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:

Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023(2)
Company’s share of production volumes(1):
Oil (MBbls)	990	1,059	792
Natural gas (MMcf)	3,806	4,124	3,306
NGL (MBbls)	633	669	539
Equivalents (MBoe)	2,258	2,416	1,882
Equivalents per day (MBoe/d)	24.8	26.3	20.9

Oil and gas royalty revenue (in thousands):
Oil royalties	$72,614	$79,335	$56,894
Natural gas royalties	7,062	6,705	10,956
NGL royalties	12,444	12,710	12,615
Total oil and gas royalties	$92,120	$98,750	$80,465

Realized prices (1):
Oil ($/Bbl)	$76.77	$78.46	$75.23
Natural gas ($/Mcf)	$2.01	$1.76	$3.58
NGL ($/Bbl)	$21.24	$20.53	$25.28
Equivalents ($/Boe)	$42.71	$42.81	$44.76

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

(2)	The metrics provided for the three months ended March 31, 2023 exclude the impact of an $8.7 million settlement with an operator with respect to unpaid oil and gas royalties.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenues:
Oil and gas royalties	$92,120	$98,750	$89,130
Water sales	37,126	26,404	21,729
Produced water royalties	23,006	22,436	20,134
Easements and other surface-related income	20,646	19,067	14,969
Land sales	1,244	—	400
Total revenues	174,142	166,657	146,362

Expenses:
Salaries and related employee expenses	12,461	10,696	10,593
Water service-related expenses	10,212	9,070	5,656
General and administrative expenses	4,924	4,141	3,552
Legal and professional fees	4,057	3,051	16,628
Ad valorem and other taxes	2,357	1,960	1,574
Land sales expenses	250	—	3
Depreciation, depletion and amortization	3,840	3,876	3,404
Total operating expenses	38,101	32,794	41,410

Operating income	136,041	133,863	104,952

Other income, net	9,943	11,269	5,389
Income before income taxes	145,984	145,132	110,341
Income tax expense	31,567	32,022	23,773
Net income	$114,417	$113,110	$86,568

Net income per share of common stock (1)
Basic	$4.97	$4.91	$3.75
Diluted	$4.97	$4.91	$3.75

Weighted average number of shares of common stock outstanding (1)
Basic	23,003,001	23,015,319	23,079,251
Diluted	23,020,249	23,034,547	23,095,193

(1)All share and share price amounts reflect the three-for-one stock split effected on March 26, 2024.

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended
	March 31, 2024		December 31, 2023		March 31, 2023
Revenues:
Land and resource management:
Oil and gas royalties	$92,120	53%	$98,750	59%	$89,130	61%
Easements and other surface-related income	18,121	10%	18,079	11%	14,493	10%
Land sales	1,244	1%	—	—%	400	—%
Total land and resource management revenue	111,485	64%	116,829	70%	104,023	71%

Water services and operations:
Water sales	37,126	21%	26,404	16%	21,729	15%
Produced water royalties	23,006	13%	22,436	13%	20,134	14%
Easements and other surface-related income	2,525	2%	988	1%	476	—%
Total water services and operations revenue	62,657	36%	49,828	30%	42,339	29%
Total consolidated revenues	$174,142	100%	$166,657	100%	$146,362	100%

Net income:
Land and resource management	$80,971	71%	$88,846	79%	$65,343	75%
Water services and operations	33,446	29%	24,264	21%	21,225	25%
Total consolidated net income	$114,417	100%	$113,110	100%	$86,568	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA, Adjusted EBITDA and Free Cash Flow

EBITDA is a non-GAAP financial measurement of earnings before interest expense, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA plus employee share-based compensation. Its purpose is to highlight earnings without non-cash activity such as share-based compensation and other non-recurring or unusual items, if applicable. We calculate Free Cash Flow as Adjusted EBITDA less current income tax expense and capital expenditures. Its purpose is to provide an additional measure of operating performance. We have presented EBITDA, Adjusted EBITDA and Free Cash Flow because we believe that these metrics are useful supplements to net income in analyzing the Company’s operating performance. Our definitions of Adjusted EBITDA and Free Cash Flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of net income to EBITDA, Adjusted EBITDA and Free Cash Flow for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023 (in thousands):

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net income	$114,417	$113,110	$86,568
Add:
Income tax expense	31,567	32,022	23,773
Depreciation, depletion and amortization	3,840	3,876	3,404
EBITDA	149,824	149,008	113,745
Add:
Employee share-based compensation	2,220	1,907	2,156
Adjusted EBITDA	152,044	150,915	115,901
Less:
Current income tax expense	(31,898)	(29,589)	(24,079)
Capital expenditures	(5,662)	(5,044)	(3,773)
Free Cash Flow	$114,484	$116,282	$88,049